Exhibit 99.1

Press Release

April 26, 2018

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RECORD NET INCOME, DECLARES INCREASED AND RECORD QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA), parent company of West Bank, today reported that first quarter 2018 net income was $7.4 million, or $0.45 per diluted common share. This is the highest quarterly net income ever recorded by the Company and compares to first quarter 2017 net income of $6.1 million, or $0.37 per diluted common share. First quarter 2018 net income was positively impacted by a reduction in the federal corporate income tax rate as a result of the Tax Cuts and Jobs Act of 2017. On April 25, 2018, the Company’s Board of Directors declared a regular quarterly dividend of $0.20 per common share, an increase of $0.02 from the prior quarter. The dividend is payable on May 23, 2018, to stockholders of record on May 9, 2018.

“We are excited about our first quarter 2018 results,” commented Dave Nelson, President and Chief Executive Officer of the Company. “As we celebrate West Bank’s 125th anniversary in 2018, management remains committed to achieving a high level of earnings and creating value for our stockholders. Our strong performance allowed us to increase our second quarter dividend to $0.20 per common share. This is an 11 percent increase in the quarterly dividend from the prior dividend and the highest ever paid by the Company.”

Brad Winterbottom, West Bank President, said, “We continue to focus on creating and expanding long-term community banking relationships in all our markets. We are committed to providing high levels of service to our valued customers. We believe our loan portfolio continues to have a high level of credit quality, our loan pipeline is strong, and we are well positioned for long-term growth. We are also pleased with our growth in trust revenues.”

Eastern Iowa Market President, Jim Conard, commented, “Commercial development activity in our market is thriving, with West Bank providing financing for several major construction projects in the market.  Our experience and market leadership in construction and development financing has helped fuel 4.8 percent year-to-date growth in our loan portfolio during the first quarter of 2018, and our pipeline of loans for both new and existing commercial clients continues to grow.”

“West Bank in Rochester followed up on a very good year in 2017 with solid momentum in the first quarter of 2018. Loans outstanding in the Rochester market exceeded $157 million as of March 31, 2018, an increase of over 8 percent since the beginning of the year,” said Mike Zinser, Rochester Market President. “In addition to healthy loan activity in business banking, our personal banking team continues to produce deposit growth in the Rochester market. Our business and retail pipelines are thriving, both in dollars and number of prospective customers wanting to do business with West Bank.”  Zinser concluded, “As we celebrate our fifth anniversary in Rochester this month, we are pleased to have provided over $250 million in loans to Rochester businesses since 2013. We are very proud of the first class team we have assembled, the customers who have joined us and the solid reputation we continue to hold in the Rochester business community.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of our financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, April 27, 2018. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until May 11, 2018, by dialing 877-344-7529. The replay passcode is 10115036.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines metropolitan area, one office in Iowa City, Iowa, one office in Coralville, Iowa, and one office in Rochester, Minnesota.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; and any other risks described in the “Risk Factors” sections of this and other reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	March 31, 2018	March 31, 2017
Assets
Cash and due from banks	$36,978	$34,994
Federal funds sold	488	7,536
Investment securities available for sale, at fair value	482,787	261,426
Investment securities held to maturity, at amortized cost	—	48,366
Federal Home Loan Bank stock, at cost	10,130	12,110
Loans	1,502,283	1,446,735
Allowance for loan losses	(16,465)	(16,427)
Loans, net	1,485,818	1,430,308
Premises and equipment, net	22,682	23,005
Bank-owned life insurance	33,776	33,121
Other assets	19,366	16,953
Total assets	$2,092,025	$1,867,819

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$394,100	$453,604
Interest-bearing:
Demand	314,546	256,777
Savings	854,941	699,338
Time of $250 or more	26,224	12,456
Other time	148,347	106,579
Total deposits	1,738,158	1,528,754
Short-term borrowings	51,820	37,425
Long-term borrowings	118,805	124,956
Other liabilities	5,000	6,912
Stockholders’ equity	178,242	169,772
Total liabilities and stockholders’ equity	$2,092,025	$1,867,819

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended March 31,
CONSOLIDATED STATEMENTS OF INCOME	2018	2017
Interest income
Loans, including fees	$16,474	$14,969
Investment securities	3,175	1,805
Other	81	17
Total interest income	19,730	16,791
Interest expense
Deposits	3,012	1,195
Short-term borrowings	27	46
Long-term borrowings	1,275	1,161
Total interest expense	4,314	2,402
Net interest income	15,416	14,389
Provision for loan losses	150	—
Net interest income after provision for loan losses	15,266	14,389
Noninterest income
Service charges on deposit accounts	649	600
Debit card usage fees	399	440
Trust services	445	392
Increase in cash value of bank-owned life insurance	158	154
Gain from bank-owned life insurance	—	307
Realized investment securities losses, net	—	(3)
Other income	262	270
Total noninterest income	1,913	2,160
Noninterest expense
Salaries and employee benefits	4,513	4,337
Occupancy	1,223	1,097
Data processing	676	688
FDIC insurance	162	213
Other expenses	1,713	1,708
Total noninterest expense	8,287	8,043
Income before income taxes	8,892	8,506
Income taxes	1,508	2,400
Net income	$7,384	$6,106

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2018
1st Quarter	$0.46	$0.45	$0.18	$26.85	$23.65

2017
4th Quarter	$0.26	$0.26	$0.18	$28.00	$23.40
3rd Quarter	0.40	0.39	0.18	24.75	20.90
2nd Quarter	0.39	0.39	0.18	24.60	21.40
1st Quarter	0.38	0.37	0.17	24.90	20.60
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended March 31,
SELECTED FINANCIAL MEASURES	2018	2017
Return on average assets	1.42%	1.35%
Return on average equity	16.79%	14.80%
Net interest margin	3.16%	3.48%
Efficiency ratio*	47.04%	46.84%

	As of March 31,
	2018	2017
Texas ratio*	1.08%	0.49%
Allowance for loan losses ratio	1.10%	1.14%
Tangible common equity ratio	8.52%	9.09%
* A lower ratio is more desirable.

Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders’ equity.

•	Net interest margin(1) - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio(1) - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

(1) Non-GAAP measures - see reconciliation below.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income, net interest margin and efficiency ratio on a fully taxable equivalent (FTE) basis to GAAP.

	Three Months Ended March 31,
	2018	2017
Reconciliation of net interest income and annualized net interest margin on an FTE basis to GAAP:
Net interest income (GAAP)	$15,416	$14,389
Tax-equivalent adjustment (1)	289	618
Net interest income on an FTE basis (non-GAAP)	$15,705	$15,007
Average interest-earning assets	$2,012,694	$1,746,525
Net interest margin on an FTE basis (non-GAAP)	3.16%	3.48%

Reconciliation of efficiency ratio on an FTE basis to GAAP:
Net interest income on an FTE basis (non-GAAP)	$15,705	$15,007
Noninterest income	1,913	2,160
Adjustment for realized investment securities losses, net	—	3
Adjusted income	$17,618	$17,170
Noninterest expense	$8,287	$8,043
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	47.04%	46.84%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent in 2018 and 35 percent in 2017, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) Efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income and expenses arising from taxable and nontaxable sources.